Dynatronics Announces Planned Resignation of John Krier as CEO; Brian Baker Appointed President and CEO Successor after Transition

Consistency of Executive Leadership Expected to

Provide Smooth Transition

EAGAN, MN / ACCESSWIRE / May 18, 2023 / Dynatronics Corporation (NASDAQ: DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that Chief Executive Officer and Director John Krier has informed the Board of his intention to resign from the company by the end of September 2023 to pursue other professional interests.  Brian Baker, the company's current Chief Operating Officer, and former President and Chief Executive Officer, has accepted the role of President of Dynatronics effective immediately and will assume the titles of President, Chief Executive Officer, and Director upon Mr. Krier's official departure.

Management Transition

Commenting on the leadership changes, John Krier, Chief Executive Officer of Dynatronics, said, "Elevating Brian Baker to the role of President and subsequently Chief Executive Officer provides seamless executive leadership to our customers, employees, and shareholders.  It has been an intense three plus years leading Dynatronics through the impact of COVID-19 and clarifying our role in the markets we serve.  It is a good inflection point for the company, as well as for me."

Resuming the role of President, Mr. Baker will be responsible for the leadership decisions that accompany day-to-day management of the organization.  Mr. Krier will continue to supervise Dynatronics' finance team and investor relations while the Company recruits a new Chief Financial Officer.

"I am honored to return as President and eventually Chief Executive Officer of Dynatronics and excited to work with our talented teams and long-standing customers in the Company's next chapter," said Mr. Baker.  "I am very familiar with all aspects of our organization based on all of my experience at Dynatronics, am 100% healthy, and engaged to lead the Company moving forward."

Erin Enright, Dynatronics Chairman of the Board added, "We have been extremely fortunate to have two executives of John and Brian's character, experience, and professional working relationship to guide our company.  Their working relationship will serve our customers, employees, and shareholders well as we make this transition. Along with our whole Board, I congratulate Brian on his expanded responsibilities and thank John for all of his significant contributions as he moves on to pursue the next chapter of his professional career," said Ms. Enright.

Brian Baker rejoined Dynatronics full-time as Chief Operating Officer in January 2022. Mr. Baker held the CEO position until July 2020 when he resigned due to health issues. Following his resignation as CEO, Mr. Baker continued as a Dynatronics Board of Directors member and a consultant to the Company until his appointment as Chief Operating Officer.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the timing of the reported management changes, the responsibilities of the affected management during the anticipated transition period,  the effects of the reported management transition on relationships with customers, employees and shareholders and the impact of such leadership transition on our business moving forward. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation